BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C33531-2003
Barbara K. Cegavske	Filing Number 20222494495
Secretary of State State Of Nevada	Filed On 07/21/2022 13:28:44 PM
	Number of Pages 7

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☑ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: INTEGRATED CANNABIS SOLUTIONS, INC. Entity or Nevada Business Identification Number (NVID): NV20031568621
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 07/21/2022 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Preferred Series B and C
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Matthew Dwyer Signature of Officer Date: 07/21/2022

This form must be accompanied by appropriate fees.

Filed in the Office of
Barbara K. Cegavske
Secretary of State
State Of Nevada

Business Number
C33531-2003
Filing Number
20222494495
Filed On
07/21/2022 13:28:44 PM
Number of Pages
7

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF
SERIES B&C PREFERRED STOCK
OF
Integrated Cannabis Solutions, Inc.
a Nevada corporation

Pursuant to Section 78.1955 of the Nevada Revised Statutes

The undersigned, Matthew Dwyer, hereby certifies that:

1. He is the duly elected Chief Executive Officer of Integrated Cannabis Solutions, Inc., a Nevada corporation (the "Corporation").

2. A resolution was adopted and approved by the board of directors of the Corporation by written consent on July 21, 2022 authorizing and approving the Amended and Restated Certificate of Designation of Preferences and Rights of Series A, B, & C Preferred Stock of the Corporation, as set forth below.

3. 987,440 shares of Series A, out of 990,440 shares of Series A, gave consent. No shares of Series B are issued as of the date hereof. There are 540,000 shares of Series C issued and outstanding. The Sole Series C shareholder, has given his consent for the Amendment.

IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate, and does hereby acknowledge that this instrument constitutes his act and deed and that the facts stated herein are true.

Integrated Cannabis Solutions, Inc.

By: ______________________
Matthew Dwyer
Chief Executive Officer
Dated: July 21, 2022

INTEGRATED CANNABIS SOLUTIONS INC
UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS
IN LIEU OF SPECIAL MEETING

The undersigned, being all of the Directors (the "Directors") of Integrated Cannabis Solutions, Inc., a Nevada corporation (the "Corporation"), by unanimous written consent on July 21, 2022, pursuant to the authority contained in the Nevada Corporations Code, in lieu of a special meeting of its Directors, hereby consent to the following resolutions and the actions described therein regarding the below Amended and Restated Certificate of Designation and otherwise amending the Designation of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, which is being made herein for the sake of clarity in one single Certificate of Designation.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION

WHEREAS, the Corporation's Amended and Restated Articles of Incorporation dated July 21, 2022, and as previously provided, authorizes the Corporation to issue 5,000,000 shares of Preferred Shares, $0.0001 par value per share.

WHEREAS, the Corporation's Amended and Restated Articles of Incorporation dated July 21, 2022 and as previously provided, provides that the Preferred Stock may be issued in such series, having such designations, rights, preferences and limitations as the Board of Directors may determine;

WHEREAS, this Amended and Restated Certificate of Designation (and as previously provided for, provides for three designated series of Preferred Stock, designated as Series A, Series B, and Series C Preferred. .

WHEREAS, the Board of Directors, in furtherance of the authority conferred upon it now desires to amend and restate the Series A, Series B and a Series C of Preferred Stock to consolidate for the sake of clarity the Certificate of Designation in one document regarding the rights, privileges, qualifications, limitations and restrictions of the Series A, Series B, and Series C Preferred Stock

Designation of Series A Preferred Stock

Of the 5,000,000 shares of Preferred Stock, $0.0001 par value per share, authorized pursuant to the Amended and Restated Articles of Incorporation (and has been previously provided for), 1,000,000 of such shares are hereby designated as "Series A Preferred Stock." The powers, designations, preferences, rights, privileges, qualifications, limitations and restrictions of the Series A Preferred Stock are:

A. Designation. There is hereby designated a series of Preferred Stock denominated as "Series A Preferred Stock" consisting of 1,000,000 shares, $0.0001 par value per share, having the powers, preferences, rights and limitations set forth below.

B. Liquidation Rights. The Series A Preferred Stock shall not have any preferences in the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a "Liquidation Event"), but shall participate with the Common Stock on any distributions made to the Common Stock in connection with any Liquidation Event on an as converted basis, assuming that such shares of Series A Preferred Stock had been converted into shares of Common Stock immediately prior to the payment of such dividend or distribution and notwithstanding any limitations on such conversion as set forth herein, unless and until such shares of Series A are converted to Common Stock as set forth herein.

C. Conversion. The holders of the Series A Preferred Stock shall have the right to convert their Series A Preferred Stock into Common Stock at the rate of 50,000 shares of Common Stock for each share of Series A Preferred Stock outstanding. Such conversion right may be exercised at any time during which the Series A Preferred Stock is outstanding. Notwithstanding the foregoing, the Series A Preferred Stock may not be converted into Common Stock except to the extent that, at the time of conversion, there are a sufficient number of authorized but unissued and unreserved shares of Common Stock available to permit conversion. Any holder of Series A preferred Stock desiring to convert its Series A Preferred Stock shall provide a written notice of conversion to the Corporation specifying the number of shares to be converted, accompanied by the certificate evidencing the Series A Preferred Stock to be converted, as well as a duly executed stock power with signature medallion guaranteed ("Conversion Notice"). In the event that, at the time of its receipt of the Conversion Notice, the Corporation does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock to permit conversion of all outstanding shares of Series A Preferred Stock, it shall, within five (5) business days following its receipt of the Conversion Notice, provide written notice of its receipt of the Conversion Notice to all holders of Series A Preferred Stock (the "Corporation Notice"). Each holder of Series A Preferred Stock shall then have a period of five (5) business days from the date of the Corporation Notice in which to provide written notice to the Corporation of such holder's election to convert its Series A Preferred Stock into its pro-rata portion of the authorized but unissued and unreserved Common Stock upon conversion of the Series A Preferred Stock based upon the Conversion notice and responses to the Corporation Notice, if any. The first Conversion Notice received by the Corporation shall govern the issuance of Common Conversion Notice until the issuance of Common stock based upon the initial Conversion Notice has been completed. Future Conversion notices shall be governed by the process set forth in this paragraph.

D. Voting rights. The holder of Series A Preferred Stock shall have 50,000 votes per Series A Preferred Stock Share, which voting rights shall be applicable regardless of whether Series A Preferred Shares are converted or not, and shall be entitled to vote on any and all matters brought to a vote of stockholders of Common Stock and shall vote as a group with and on the same basis as holders of Common stock. Holders of Series A Preferred Stock shall be entitled to notice of all stockholder meetings or written consents with respect to which they would be entitled to vote. Except as otherwise set forth herein, and except as otherwise required by law, holders of Series A Preferred Stock shall have not have any other class voting rights on any matter.

E. Protective Provisions. So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by voting or written consent, as provided by Nevada law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (i) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock; or (ii) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

F. Preferences. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of preferred stock, with such preferences as may be determine by the Board of Directors, in its discretion.

G. Amendments. Subject to Section E above, the designation, number of, and voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock may be amended by the resolution of the Board of Directors. At any time there are no shares of

Series A Preferred Stock outstanding, the Board of Directors may eliminate the Series A Preferred Stock by amendment..

H. Adjustments. The outstanding shares of Series A Preferred Stock shall be proportionally adjusted to reflect any forward split or reverse split of the Corporation's Common Stock occurring after the issuance of Series A Preferred Stock.

Designation of Series B Convertible/Redeemable Preferred Stock

Of the 5,000,000 shares of Preferred Stock, $0.0001 par value per share, authorized pursuant to the Articles of Incorporation, as amended, 1,500,000 of such shares are hereby designated as "Series B Convertible/Redeemable Preferred Stock" ("Series B Preferred Stock") The powers, designations, preferences, rights, privileges, qualifications, limitations and restrictions applicable to the Series B Preferred Stock are as follows:

A. Designation. There is hereby designated a series of Preferred Stock denominated as "Series B Convertible/Redeemable Preferred Stock" consisting of 1,500,000 shares, $10.00 par value per shares, having the powers, preferences, rights and limitations set forth below.

B. Liquidation Rights. The Series B Preferred Stock shall not have any preferences in the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a "Liquidation Event"), but shall participate with the Common Stock on any distributions made to the Common Stock in connection with any Liquidation Event on an as converted basis, assuming that such shares of Series B Preferred Stock had been converted into shares of Common Stock immediately prior to the payment of such dividend or distribution and notwithstanding any limitations on such conversion as set forth herein, unless and until such shares of Series B are converted to Common Stock as set forth herein.

C. Conversion. The holders of the Series B Preferred Stock shall have the right to convert each one share of Series B Preferred Stock into twenty (20) Common Stock shares. Such conversion right may be exercised at any time during which the Series B Preferred Stock is outstanding. Notwithstanding the foregoing, the Series B Preferred Stock may not be converted into Common Stock except to the extent that, at the time of conversion, there are a sufficient number of authorized but unissued and unreserved shares of Common Stock available to permit conversion. Any holder of Series B Preferred Stock desiring to convert its Series B Preferred Stock into Common Stock Shares shall provide a written notice of conversion to the Corporation specifying the number of shares to be converted, accompanied by the certificate evidencing the Series B Preferred Stock to be converted, as well as a notarized duly executed stock power ("Conversion Notice").

D. Voting Rights. Holders of Series B Preferred Stock shall have no voting power prior to conversion into Common Stock. After conversion into Common Stock, holders of Series B Preferred Stock will have the same per-share voting power as other Common Stock holders, relative to the number of shares of Common Stock the Series B Preferred Stock holders hold post conversion.

E. Redeemable. Rights. The Corporation shall have redemption rights to purchase back from holders of Series B Preferred within 6 months of the issuance of Series B Preferred to a holder at $10.00 Preferred Share ("Redemption Rights) in addition to which the Corporation has the right to extend the Redemption Rights for an additional 6 month period.

F. Protective Provisions. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by voting or written consent, as provided by Nevada

law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock: (i) alter or change the rights, preferences of the shares of Series B Preferred Stock so as to affect adversely the holders of Series B Preferred Stock; or (ii) Do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

G. Preferences. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of preferred stock, with such preferences as may be determine by the Board of Directors, in its discretion.

H. Amendments. Subject to the provisions above, the designation, number of, and voting powers, designations, preferences, limitations, restrictions and relative rights of the Series B Preferred Stock may be amended by the resolution of the Board of Directors. At any time there are no shares of Series B Preferred Stock outstanding, the Board of Directors may eliminate the Series B Preferred Stock by amendment to these Articles of Amendment.

Designation of Series C Preferred Stock

Of the 5,000,000 shares of Preferred Stock, $0.0001 par value per share, authorized pursuant to the Articles of Incorporation, as amended, 540,000 of such shares are hereby designated as "Series C Preferred Stock." The powers, designations, preferences, rights, privileges, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are as follows:

A. Designation. There is hereby designated a series of Preferred Stock denominated as "Series C Preferred Stock" consisting of 540,000 shares, $0.0001 par value per shares, having the powers, preferences, rights and limitations set forth below.

B. Liquidation Rights. The Series C Preferred Stock shall not have any preferences in the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a "Liquidation Event"), but shall participate with the Common Stock on any distributions made to the Common Stock in connection with any Liquidation Event on an as converted basis, assuming that such shares of Series C Preferred Stock had been converted into shares of Common Stock immediately prior to the payment of such dividend or distribution and notwithstanding any limitations on such conversion as set forth herein, unless and until such shares of Series C are converted to Common Stock as set forth herein.

C. Conversion. Convertible – 1000 to 1 The holders of the Series C Preferred Stock shall have the right to convert each one share of Series C Preferred Stock into one-thousand (1,000) Common Stock shares. The Series C Preferred Stock may not be converted into Common Stock except to the extent that, at the time of conversion, there are a sufficient number of authorized but unissued and unreserved shares of Common Stock available to permit conversion. Any holder of Series C Preferred Stock desiring to convert its Series C Preferred Stock shall provide a written notice of conversion to the Corporation specifying the number of shares to be converted, accompanied by the certificate evidencing the Series C Preferred Stock to be converted, as well as a duly executed stock power with signature medallion guaranteed ("Conversion Notice").

D. Voting rights. Holders of Series C Preferred Stock shall have no voting power prior to conversion into Common Stock. After conversion into Common Stock, holders of Series C Preferred Stock will have the same per-share voting power as other Common Stock holders, relative to the number of shares of Common Stock the Series C Preferred Stock holders hold post conversion.

E. Protective Provisions. So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by voting or written consent, as provided by Nevada law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock: (a) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the holders of Series C Preferred Stock; or (b) Do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

F. Preferences. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of preferred stock, with such preferences as may be determine by the Board of Directors, in its discretion.

G. Amendments. Subject to the provisions above, the designation, number of, and voting powers, designations, preferences, limitations, restrictions and relative rights of the Series C Preferred Stock may be amended by the resolution of the Board of Directors. At any time there are no shares of Series C Preferred Stock outstanding, the Board of Directors may eliminate the Series C Preferred Stock by amendment to these Articles of Amendment.

RESOLVED, that this Amended and Restated Certificate of Designation and the changes and rights reflected herein regarding the Designation of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is hereby approved and authorized by the Corporation's Board of Directors as well as its Chief Executive Officer.

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized, directed and empowered to take such actions as are reasonably necessary in order to effectuate the intent of the foregoing resolution.

DIRECTORS:

By: ____________________
Matthew Dwyer

By: MAnuel Losada
Manuel Losada

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation to be duly executed by its Chief Executive Officer as of this 21st day of July 2022.

CHIEF EXECUTIVE OFFICER

By: ____________________
Matthew Dwyer

Executed on July 21, 2022